UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2016

ENTERPRISE PRODUCTS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1100 Louisiana Street, 10th Floor Houston, Texas 77002 (Address of Principal Executive Offices, including Zip Code)
(713) 381-6500 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to 364-Day Revolving Credit Agreement

On September 14, 2016, Enterprise Products Operating LLC, a Texas limited liability company (“EPO”) and the operating subsidiary of Enterprise Products Partners L.P. (the “Partnership”), entered into a Second Amendment to 364-Day Revolving Credit Agreement (the “Second Amendment”), by and among EPO, as borrower, Citibank, N.A, as administrative agent (the “Administrative Agent”), certain financial institutions from time to time named therein as Co-Syndication Agents, Co-Documentation Agents, Joint Lead Arrangers and Joint Book Runners, and each of the lenders that is a signatory thereto.  The Second Amendment amends and extends that certain 364-Day Revolving Credit Agreement, dated as of September 30, 2014, as amended by the First Amendment to 364-Day Revolving Credit Agreement, dated as of September 16, 2015, by and among EPO, each of the lenders that is a party thereto and the Administrative Agent (the “364-Day Credit Agreement”).

Under the terms of the 364-Day Credit Agreement, as amended by the Second Amendment, EPO may borrow up to $1.5 billion (which may be increased by up to $200 million to $1.7 billion at EPO’s election, provided certain conditions are met) at a variable interest rate for a term of 364 days, subject to the terms and conditions set forth therein.  Among other things, the Second Amendment (i) sets December 31, 2015 as the base date for determining if a “Material Adverse Change” has occurred; (ii) extends the maturity date under the 364-Day Credit Agreement to 364 days from September 14, 2016 (and if EPO elects the “Term-Out” option in accordance with the 364-Day Credit Agreement, to the date that is one year and 364 days from September 14, 2016); and (iii) incorporates terms and conditions related to recent bail-in legislation affecting lenders organized under the laws of any member state of the European Union, Iceland, Liechtenstein, or Norway.

The description of the Second Amendment in this Item 1.01 is qualified in its entirety by reference to the full text of the Second Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 8.01  Other Events

On September 14, 2016, the Partnership issued a press release announcing the execution of the Second Amendment described in Item 1.01 above, a copy of which is attached as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

                    Exhibit No.         Description

10.1	Second Amendment to 364-Day Revolving Credit Agreement dated as of September 14, 2016, by and among Enterprise Products Operating LLC, Citibank, N.A., as Administrative Agent, the Lenders party thereto, Wells Fargo Bank, National Association, DNB Bank ASA, New York Branch, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Syndication Agents, and Royal Bank of Canada, The Bank of Nova Scotia, SunTrust Bank and UBS Securities LLC, as Co-Documentation Agents, and Citigroup Global Markets Inc., Wells Fargo Securities, LLC, DNB Markets, Inc., J.P. Morgan Securities LLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., RBC Capital Markets, The Bank of Nova Scotia, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Runners.

99.1	Press Release dated September 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ENTERPRISE PRODUCTS PARTNERS L.P.
	By:	Enterprise Products Holdings LLC, its General Partner

Date: September 14, 2016	By:	/s/ R. Daniel Boss
R. Daniel Boss
Senior Vice President, Accounting and Risk Control

	By:	/s/ Michael W. Hanson
Michael W. Hanson
Vice President and Principal Accounting Officer

EXHIBIT INDEX
                   Exhibit No.         Description

10.1	Second Amendment to 364-Day Revolving Credit Agreement dated as of September 14, 2016, by and among Enterprise Products Operating LLC, Citibank, N.A., as Administrative Agent, the Lenders party thereto, Wells Fargo Bank, National Association, DNB Bank ASA, New York Branch, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as Co-Syndication Agents, and Royal Bank of Canada, The Bank of Nova Scotia, SunTrust Bank and UBS Securities LLC, as Co-Documentation Agents, and Citigroup Global Markets Inc., Wells Fargo Securities, LLC, DNB Markets, Inc., J.P. Morgan Securities LLC, Mizuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd., RBC Capital Markets, The Bank of Nova Scotia, SunTrust Robinson Humphrey, Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Book Runners.

99.1	Press Release dated September 14, 2016.